                                                                EXHIBIT 10.1


                                                 CELERITEK/TELEDYNE CONFIDENTIAL

                                SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this "Agreement") is effective as of the Closing of the Asset Purchase Agreement (as defined below) (the "Effective Date") by and between CELERITEK, INC., a California corporation with a principal place of business at 3236 Scott Boulevard, Santa Clara, CA 95054 ("Celeritek"), and TELEDYNE WIRELESS, INC. (D/B/A TELEDYNE MICROWAVE), a Delaware corporation with a principal place of business at 1274 Terra Bella Avenue, Mountain View, CA 94043 ("Buyer" together with Celeritek, each a "Party" and collectively the "Parties").

                                    RECITALS

      WHEREAS, Celeritek and Buyer are parties to that certain Asset Purchase Agreement of even date herewith pursuant to which Buyer acquired certain of the assets of Celeritek related to its defense division ("ASSET PURCHASE AGREEMENT");

      WHEREAS, as a condition to the Asset Purchase Agreement, Celeritek and Buyer shall have entered in an agreement for the supply by Celeritek to Buyer of certain products of Celeritek solely for incorporation into certain products of Buyer related to the assets sold under the Asset Purchase Agreement;

      WHEREAS, Celeritek is willing to supply, and Buyer desires to purchase such products, in each case, solely pursuant to the terms and conditions of this Agreement; and

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLES

1.    DEFINITIONS

      1.1 "AFFILIATE" means, with respect to a Party to this Agreement, any entity directly or indirectly controlling or controlled by or in common control with such Party, but only for so long as such control exists, where "control" is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.2 "BUYER PRODUCTS" has the meaning assigned to the term "Products" in the Asset Purchase Agreement.

      1.3 "CAPACITORS" means Celeritek's Si capacitors with the part numbers set forth in EXHIBIT A.

      1.4   "CHANGE OF CONTROL" means, with respect to a Party to this
Agreement: (A) the direct or indirect acquisition of either (i) the majority of the voting stock of such Party or any Parent of such Party or (ii) all or substantially all of the assets of such Party, by another entity in a single transaction or series of related transactions; or (B) such Party is merged with, or into, another entity.

      1.5 "CONFIDENTIAL INFORMATION" means any information disclosed by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") that
(a) if disclosed in tangible form, is conspicuously marked with a "confidential" or "proprietary" legend; or (b) if disclosed orally, is clearly designated as confidential at the time of disclosure and is specifically identified in a confirmatory writing sent to the Receiving Party within thirty (30) days after initial disclosure. The non-use and non-disclosure obligations of

                                                                              1.

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

the Receiving Party under this Agreement shall not, however, apply to any information which (v) is furnished to a third party by the Disclosing Party without restrictions substantially similar to the non-use and non-disclosure terms and conditions of this Agreement; (w) was already known by the Receiving Party at the time of disclosure as shown by the Receiving Party's files and records immediately prior to the time of such disclosure; (x) was disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (y) is already at the time of disclosure hereunder, or through no fault of the Receiving Party has become after the time of disclosure hereunder, generally available to the public; or
(z) was independently developed by the Receiving Party without the use of or reference to Confidential Information of the Disclosing Party.

      1.6 "DEVICES" means Celeritek's GaAs FETs and MMICs with the part numbers set forth in EXHIBIT A.

      1.7 "INTELLECTUAL PROPERTY RIGHTS" means all of the following types, which may exist or be created under the laws of any jurisdiction in the world:
(i) all Patent Rights; (ii) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world (collectively, "Copyrights"); (iii) all trade secrets; (iv) all mask works, and (v) all other intellectual property or proprietary rights (other than Patent Rights, Copyrights and trade secrets).

      1.8 "PARENT" means, with respect to a Party to this Agreement, any entity directly or indirectly controlling such Party, but only for so long as such control exists, where "control" is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.9 "PATENT RIGHTS" means (i) any pending or issued United States, foreign or international patent or patent application; (ii) any continuations, continuations-in-part, substitutions or divisional applications thereof; (iii) any patents issuing on any of the foregoing applications; (iv) any renewals, reissues, re-examinations or extensions of any such patents or patent applications; and (v) any foreign counterparts or equivalents of any of the foregoing.

      1.10 "PRODUCT" or "PRODUCTS" means individually or collectively the Devices, Substrates and Capacitors.

      1.11 "SUBSIDIARY" means, with respect to any third party, any entity directly or indirectly controlled by such third party, but only for so long as such control exists, where "control" is defined as the ownership of more than fifty percent (50%) of the equity or beneficial interests of such entity, or other voting rights entitled to elect directors, or if not a corporation, the corresponding managing authority.

      1.12 "SUBSTRATE DESIGNS" means the mask works, layouts and other drawings of the design of the Substrates transferred to Buyer under the Asset Purchase Agreement.

      1.13 "SUBSTRATES" means the substrate products with the Celeritek part numbers set forth in EXHIBIT A.

2.    PRODUCT SUPPLY

      2.1   FORECAST.

            (a) Delivery. Within thirty (30) days after the Effective Date, Buyer shall deliver to Celeritek, and thereafter on a monthly basis, a written rolling forecast of its anticipated requirements for Products over the next twelve (12) month period (each a "FORECAST"). Buyer will use good faith efforts to

                                                                              2.

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

provide accurate Forecasts based on the best reasonable information available at the time of the Forecast. Subject to Section 2.2(d) below, there is no minimum purchase commitment under this Agreement.

            (b) Forecast Commitments. The first two (2) months of Buyer's Forecast for Devices (other than MMICs), Capacitors and Substrates and the first three (3) months of Buyer's Forecast for MMICs shall be firm and binding, with all remaining months in each such Forecast to be used for planning purposes only.

      2.2   ORDER PROCESS.

            (a) Purchase Orders. From time to time during the term of this Agreement and subject to the terms and conditions of this Agreement, Buyer shall submit to Celeritek written purchase orders ("Purchase Orders") for Products which Purchase Orders will (i) expressly refer to this Agreement; (ii) specify quantities ordered; (iii) specify the requested shipping date ("Requested Shipping Date") which shall not be more than six (6) months after the date on which such Purchase Order is submitted; and (iv) include the destination address and any special shipping instructions. The Parties agree and acknowledge that the terms and conditions of this Agreement (including Exhibits) will exclusively control all orders for Products and will supersede any terms and conditions contained in Buyer's Purchase Orders, in any quotation or acknowledgment and any other business form that either party may use in connection with the transactions contemplated by this Agreement, regardless of any failure of a receiving party to object to such terms or conditions.

            (b) Acceptance of Purchase Orders. Each Purchase Order submitted by Buyer hereunder shall be subject to Celeritek's written acceptance in accordance with the terms hereof. Celeritek will use commercially reasonable efforts to give written notice of acceptance or rejection for each Purchase Order within two (2) business days after receipt of such Purchase Order, identifying a scheduled shipping date ("Scheduled Shipping Date") with any such acceptance. Scheduled Shipping Dates will be assigned by Celeritek as close as reasonably practicable to the Requested Shipping Date identified in the Purchase Order in accordance with the applicable lead time under Section 2.2(e) below. The orders in each Purchase Order, once accepted by Celeritek in writing pursuant to this Section 2.2(b), shall be binding, and any cancellations or reschedule of shipment of such orders shall be governed by Sections 2.2(c). Subject to the terms and conditions of this Agreement, Celeritek agrees to accept all Purchase Orders for Products which correspond to the quantities provided in Buyer's relevant Forecast which are firm and binding as set forth under Section 2.1(b) above.

            (c) Rescheduling & Cancellation. Buyer shall only be entitled to reschedule a Scheduled Shipping Date or cancel any order of Products pursuant to an accepted Purchase Order upon Celeritek's prior written consent.

            (d) Minimum Order Lots. All orders for (i) Capacitors shall be in multiples of an entire wafer and (ii) Substrates shall be in multiples of an entire array.

            (e) Lead Times. Lead times with respect to all Products shall be four (4) weeks.

      2.3 PRICING. The prices for each of the Products purchased during the term of this Agreement are set forth in EXHIBIT B attached hereto. If, during the term of this Agreement, Celeritek grants any third party more favorable pricing for Products on substantially similar terms and conditions for substantially similar or lesser quantities of Products, Celeritek shall notify Buyer thereof in writing within thirty (30) days of granting such third party such more favorable pricing and Buyer shall have fifteen (15) days to notify Celeritek of its acceptance of such terms ("PRICING ADJUSTMENT DATE"). Provided Buyer has notified Celeritek of its acceptance thereof within such fifteen (15) day period, the pricing in EXHIBIT B shall be deemed automatically adjusted to such more favorable pricing. For avoidance of doubt, such more favorable pricing shall only be

                                                                              3.

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

effective on a forward going basis and solely with respect to those Products, the obligation for the supply or purchase of which arose after the Pricing Adjustment Date.

      2.4 RESALE RESTRICTIONS. Except as set forth under Section 3.2 below, Buyer understands and agrees that its purchase of Products hereunder shall be solely for incorporation into Buyer's Products for resale as part of and incorporated into Buyer's Products and not on a "stand-alone" basis, i.e. other than as part of and incorporated into Buyer's Products.

      2.5 OTHER TERMS AND CONDITIONS. In addition to the terms and conditions set forth in the main body of this Agreement, Buyer's purchase of Products hereunder shall be subject to the terms and conditions set forth in EXHIBIT C, in the event of any conflict between the terms and conditions set forth in the main body of this Agreement and the terms and conditions set forth in EXHIBIT C, the terms and conditions set forth in the main body of the Agreement shall govern.

      2.6 LAST TIME BUY. In the event Buyer receives a notice of termination pursuant to Section 6.3 of this Agreement, Buyer shall have the right, in addition to any binding commitments for Products under Section 2.1(b) above existing at the time of receipt of such notice, to submit, within thirty (30) days of receipt of such notice of termination, a Purchase Order for a final, one-time, last buy of Products ("LAST TIME BUY"), provided that (1) other than Sections 2.1(a) (Forecasts), Section 2.1(b) (Forecast Commitments), such Purchase Order conforms to the other terms and conditions of this Agreement; (2) the Requested Shipping Dates for all Products are prior to the effective date of termination of the Agreement (TERMINATION DATE"), provided that Celeritek shall be entitled to extend the Scheduled Shipping Date for any Products beyond the Termination Date to the extent deemed reasonably required by Celeritek to deliver the quantity of Products of Buyer's Last Time Buy; and (3) the quantities of Products of such Last Time Buy represent a good faith, reasonable estimate on the part of Buyer of its requirement for Products over the eighteen
(18) months following delivery of the Purchase Order for the Last Time Buy. For avoidance of doubt, in no event shall Buyer's Last Time Buy be deemed to require Celeritek to obtain any additional manufacturing capacity or personnel resources to fulfill such Last Time Buy, which, if in Celeritek's good faith, reasonable opinion will be required to fulfill such Last Time Buy, the parties shall negotiate in good faith alternate quantities of Products based on Celeritek's then existing and available manufacturing capacity and personnel resources and Buyer's estimated requirements.

      2.7 SUBSTRATES. Celeritek's obligation to deliver the Substrates hereunder is conditioned upon Buyer's timely delivery to Celeritek of a complete and accurate copy of the relevant associated Substrate Design(s) and Celeritek shall have no liability hereunder based on Buyer's failure to do so. In connection with the foregoing, Buyer hereby grants Celeritek, a worldwide, non-exclusive, royalty free, right and license, including the right to grant sublicenses, under Buyer's Intellectual Property Rights to use, reproduce, and distribute such Substrate Designs and to make, have made, import, sell and offer for sale the Substrates, in each case solely for or on behalf of Buyer and not for or on behalf of any third party. For avoidance of doubt, subject to Section 6.5, this license terminates upon the termination of this Agreement.

3.    ESCROW & LICENSE

      3.1 DEPOSIT. Promptly, but in no event more than thirty (30) days after the Effective Date of this Agreement, Celeritek and Buyer agree to negotiate a mutually agreeable escrow agreement with DSI, or other mutually agreeable entity (the "Escrow Agent") pursuant to which Buyer shall be named as a beneficiary to and have the right to receive a copy of (i) specifications of the materials underlying the Devices and Capacitors; (ii) process specifications for the manufacture of the Devices and Capacitors, (iii) mask works and designs for the Devices and Capacitors, respectively; (iv) testing procedures used to characterize Devices and Capacitors (in either electronic media form or hard copy) (collectively, the "Deposit"). All costs of establishing and maintaining the Deposit shall be borne exclusively by Buyer.

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

3.2 DEPOSIT LICENSE. Subject to the terms and conditions of this Agreement, Celeritek hereby grants Buyer a worldwide, limited, non-exclusive, non-transferable, non-sublicensable, right and license under Celeritek's Intellectual Property Rights existing on the Effective Date and during the term of this Agreement in and to the Deposit and the Products to make or have made the Devices and Capacitors itself or through any contract manufacturer and to use, sell, import export or otherwise commercialize such Products either (i) as part of and incorporated into Buyer's Products or (ii) on a "stand-alone" basis, i.e. except as part of and incorporated in Buyer's Products. The foregoing license (1) under (i) above shall be royalty free and (2) under (ii) above shall be subject to the payment of a royalty in accordance with Section 3.4 below. The foregoing licenses are a present grant of rights exercisable by Buyer upon a release of the Deposit under Section 3.3 below. The term of the foregoing licenses shall be solely for a period of three (3) years commencing on the Effective Date hereof (which shall survive termination of this Agreement in accordance with Section 6.6 below). The foregoing licenses include the right to modify and create derivative works of the Deposit for purposes of creating improvements to the Devices or Capacitors as deemed reasonably necessary by Buyer, it being understood that for avoidance of doubt, the foregoing licenses do not entitle and do not constitute a grant under any of Celeritek's Intellectual Property Rights to us, modify or create derivative works of the Deposit to develop any other products or services.

3.3 RELEASE CONDITIONS. Buyer shall be entitled to receive a copy of the Deposit in accordance with the procedure therefor set forth in the Escrow Agreement upon the occurrence of any one of the following events: (1) Celeritek ceases to offer for sale any Device or Capacitor or (2)(i) Celeritek files a voluntary petition under Chapter 7 of the United States Bankruptcy Code (the "Code"); (ii) an involuntary petition under Chapter 7 of the Code is filed against Licensor, and such petition is not dismissed within thirty (30) days of such filing; or (iii) Licensor files a voluntary petition, or an involuntary petition is filed against Licensor, in each case under Chapter 11 of the Code and, the trustee, or Celeritek as the debtor in possession, fails to assume (including by way of rejection) this Agreement. For avoidance of doubt, in the event of a release pursuant to subsection 3.3(1) above, the release of the Deposit, and the license granted under 3.2 above with respect thereto, shall be limited to the specific Device or Capacitor identified by Celeritek's serial number which Celeritek has ceased to offer for sale.

3.4   DEPOSIT LICENSE ROYALTIES & PAYMENT.

      (a) Royalty. In consideration of the rights and licenses granted to the Deposit as set forth under Section 3.2(ii) above, Buyer shall pay Celeritek the per unit royalty set forth in EXHIBIT B with respect to each Device and Capacitor sold pursuant to Section 3.2(ii) above ("Royalties"). Royalties shall be payable to Celeritek or relevant trustee or successor to the Intellectual Property Rights in and to the Deposit, as the case may be (each generally referred to under this Section 3.4 only as "Trustee") on a calendar quarterly basis concurrently with delivery of the applicable Quarterly Report (as defined below) for such quarter.

      (b) Royalty Reports & Audit. No later than thirty (30) days after the end of each calendar quarter after a release of the Deposit, Buyer shall deliver to Trustee a written report showing the number of Devices and Capacitors sold on a "stand-alone" basis pursuant to Section 3.2(ii) above during such quarterly period and the computation of amounts due with respect thereto under 3.4(a) above ("Quarterly Report"). During the term of this Agreement and for three (3) years thereafter, Buyer shall maintain complete and accurate books and records with respect to the manufacture and sale of Devices and Capacitors under Section 3.2(ii) above, or otherwise pertaining to the payment of fees hereunder by Buyer, including without limitation all underlying data sufficient to support the information disclosed in the Quarterly Reports ("Buyer Records"). Trustee may have an independent auditor, on at least fifteen (15) days prior notice to Buyer, audit Buyer Records, provided that such audits shall not be performed more frequently than once in any twelve (12) month period, unless an audit reveals an underpayment and then Trustee shall have the right to conduct an additional audit during such twelve (12) month period. The audit will be at Trustee's cost and expense,

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

unless, however, such audit reveals an underpayment of five percent (5%) or more for the period audited, then Buyer shall immediately pay the shortage, any applicable interest and the costs of such audit.

4.    CONFIDENTIALITY

      4.1 OBLIGATIONS. The Receiving Party will not use any Confidential Information of the Disclosing Party except in performance of this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees and independent contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party's hereunder. The Receiving Party will protect the Disclosing Party's Confidential Information in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature, and in no event with less than reasonable care. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is required by law or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing, and cooperates with the Disclosing Party, at the Disclosing Party's request and expense, in any lawful action to contest or limit the scope of such required disclosure. Notwithstanding the provisions of this Agreement, each Party may disclose the terms of this Agreement (a) in connection with the requirements of an initial public offering or securities filing; (b) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like; (c) in confidence, to accountants, banks, attorneys and financing sources and their advisors; or (d) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement. For avoidance of doubt, the entire contents of the Deposit shall be deemed Celeritek's Confidential Information. Buyer shall not, and shall not authorize any third party to reverse engineer or otherwise attempt to discover the methods, processes or logic used by Celeritek in the design, development and manufacture of the Products or underlying any of Celeritek's other Confidential Information. For avoidance of doubt, nothing contained herein shall preclude Buyer from purchasing products from another third party which are based upon the materials in the Deposit under Section 3.1 in accordance with Buyer's license under Section 3.2, or the methods, procedures or logic of Buyer, or of a party other than Celeritek.

5.    INTELLECTUAL PROPERTY OWNERSHIP

      Except for the limited license grant under Section 3.2 above, each Party hereto retains all of its rights, title and interest in and to any and all of their Intellectual Property Rights.

6.    TERM AND TERMINATION

      6.1 TERM. This Agreement will enter into effect upon the Effective Date and continue in full force and effect for a period of (3) years and, unless earlier terminated in accordance with its terms and conditions, shall expire at the end of such three (3) year term (the "TERM").

      6.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement immediately upon written notice to the other Party for material breach of any obligation under this Agreement by the other Party, provided that such other Party has not cured such breach within ninety (90) days after receipt of written notice of breach from the non-breaching Party stating such Party's intent to terminate.

      6.3 TERMINATION FOR CHANGE OF CONTROL. In the event Celeritek undergoes a Change of Control after the Effective Date, such successor in interest shall be entitled to terminate this Agreement upon no less than six (6) months prior written notice thereof to Buyer.

                                                                              6.
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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

      6.4 EFFECTS OF TERMINATION. Subject to Section 6.6, upon termination of this Agreement, each Party will promptly return all tangible embodiments of the other Party's Confidential Information in such Party's possession or under such Party's control to the other Party, or destroy such Confidential Information and certify such destruction in writing to the other Party.

      6.5 OUTSTANDING ORDERS. If a Party hereto terminates this Agreement for the other Party's material breach, then the non-breaching Party shall be entitled to exercise one of the following options: (i) demand or continue fulfillment of accepted Purchase Orders that are outstanding at the time of termination; or (ii) immediately cancel all accepted Purchase Orders outstanding at the time of termination subject to Buyer's payment of Celeritek's costs as detailed under Article 11 of EXHIBIT C.

      6.6 SURVIVAL. The provisions of the following Articles and Sections shall survive the termination or expiration of this Agreement: Articles 1 (Definitions), 2 (Product Supply) (subject, in each case to Section 6.5), 3 (Escrow & License) (in the event of termination of this Agreement by Buyer only), 4 (Confidentiality) (for a period of five (5) years), 5 (Intellectual Property Ownership), 7 (Limited Warranties), and 8 (Miscellaneous); and Sections
6.5 (Outstanding Orders), and 6.6 (Survival).

      6.7 LIMITATION OF LIABILITY UPON TERMINATION. In the event of termination by either Party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Buyer or Celeritek. Termination shall not, however, relieve either Party of obligations incurred prior to the termination, including but not limited to amounts under Section 6.5(ii) above.

      6.8 TERMINATION OF ASSET PURCHASE AGREEMENT. Notwithstanding any other provision of this Agreement, or the execution of this Agreement by the Parties, if the Asset Purchase Agreement is terminated pursuant to its terms prior to the Closing having occurred, this Agreement shall automatically and immediately become void, null and of no effect without further action on the part of either Party.

7.    LIMITED WARRANTIES.

      7.1   LIMITED WARRANTY. EXCEPT FOR THE LIMITED WARRANTIES SET FORTH UNDER
ARTICLE 8 OF EXHIBIT C WITH RESPECT TO PRODUCTS DELIVERED HEREUNDER, ALL PROTOTYPE PRODUCTS, INFORMATION OR MATERIALS PROVIDED AND ALL RIGHTS GRANTED UNDER THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO ARTICLE 3 ABOVE) ARE DONE SOLELY ON AN `AS IS' BASIS, WITHOUT WARRANTY OF ANY KIND, AND CELERITEK HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. CELERITEK HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

      7.2 LIMITATION OF LIABILITY. EXCEPT FOR EITHER PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 4, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY OR PUNITIVE, OR OTHER SIMILAR DAMAGES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, GOODWILL OR DATA) WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS, HOWEVER CAUSED, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE. THIS EXCLUSION INCLUDES ANY LIABILITY THAT MAY ARISE

                                                                              7.

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                                                 CELERITEK/TELEDYNE CONFIDENTIAL

OUT OF THIRD-PARTY CLAIMS AGAINST EITHER PARTY. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE PARTIES' POTENTIAL LIABILITY ARISING OUT OF THIS AGREEMENT AND NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT OR AGREE TO THE SALE OR PURCHASE OF PRODUCTS ABSENT SUCH LIMITATIONS.

8.    MISCELLANEOUS

      8.1 FORCE MAJEURE. A Party shall neither be held liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement (including Exhibits) for failure or delay in fulfilling or performing any obligation under this Agreement (other than an obligation for the payment of money) to the extent, and for so long as, such failure or delay is caused by acts of terrorism, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, or acts of God, provided that the affected Party uses reasonable efforts to overcome such failure or delay.

      8.2 SUBCONTRACTORS. Subject to Buyer's prior written consent, which shall not be unreasonably withheld, Celeritek shall have the right to use third party contractors to fulfill its obligations under this Agreement. For avoidance of doubt, the foregoing shall not be deemed to include the engagement or disengagement by Celeritek of any third party suppliers of components or subcomponents included within any of the Products sold hereunder, provided that the quality and availability of such components or subcomponents are in all material respects substantially the same as the substituted components and subcomponents.

      8.3 INDEPENDENT CONTRACTORS. Each Party hereby acknowledges that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

      8.4 NO THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement shall be construed so as to confer upon any other Party the right of a third party beneficiary.

      8.5 ENGLISH LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the Parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

      8.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any conflicts of laws principles. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

      8.7 ASSIGNMENT. Neither Party may assign or otherwise transfer this Agreement or any rights or obligations under this Agreement, in whole or in part, whether voluntarily or by operation of law without the prior written consent of the other Parties, except either Party may assign this Agreement to an Affiliate or a successor-in-interest to all or substantially all of the business or assets of such Party (whether by merger, reorganization, asset sale, or otherwise) pertaining to the subject matter hereof that assumes all of such Party's obligations under this Agreement. The rights and obligations of each Party shall inure to the benefit of and bind the permitted successors and assigns of the Parties to the Agreement. Any assignment in contravention of the foregoing shall be void and of no effect.

                                                                              8.

                                                 CELERITEK/TELEDYNE CONFIDENTIAL

      8.8 COMPLIANCE WITH LAWS. Each Party will comply with all applicable federal, state, and local laws, rules, and regulations in performance of its obligations hereunder. Without limiting the foregoing, each Party will comply with all applicable export control laws, rules, and regulations, including the Export Administration Regulations promulgated by the U.S. Department of Commerce.

      8.9 NOTICES. All notices or reports permitted or required under this Agreement will be in writing and will be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth below. Either Party may amend its address upon written notice to the other.

If to Buyer:               If to Celeritek:
Teledyne Wireless, Inc.    Celeritek, Inc.
1274 Terra Bella Avenue    3236 Scott Boulevard
Mountain View, CA  94043   Santa Clara, CA 95054
Attention: Tom W. Parker   Attention:  Tamer Husseni
Phone:  (650) 962-6999     Phone:  (408) 986-5060
Fax:  (650) 962-6834       Fax:  (408) 986-5080

      8.10 WAIVERS. The waiver by a Party of any right hereunder, or of any failure to perform or breach by the other Party hereunder, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party hereunder whether of a similar nature or otherwise.

      8.11 SEVERABILITY. If any provision of this Agreement is found by any tribunal or court of competent jurisdiction to be unenforceable, then such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement. The remainder of this Agreement will remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties will negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties' intent in entering into this Agreement.

      8.12 CONSTRUCTION. The article and section headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement, and any instrument referred to herein or executed and delivered in connection herewith, shall not be construed against either Party as the principal draftsperson hereof or thereof. Unless otherwise expressly stated to the contrary herein, all remedies are cumulative, and the exercise of any express remedy by either Party herein does not by itself waive such Party's right to exercise its other rights and remedies available at law or in equity.

      8.13 ENTIRE AGREEMENT. This Agreement (including all Exhibits hereto) contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties. In the event of any conflict between any provision of the main terms and conditions of this Agreement and any Exhibit, the provision of this Agreement shall control.

      8.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                              9.

                                                 CELERITEK/TELEDYNE CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

"BUYER"                                      "CELERITEK"

TELEDYNE WIRELESS, INC.                      CELERITEK, INC.

/s/ David A. Zavadil                         /s/ Tamer Husseini
___________________________________          ___________________________________
Signature                                    Signature

David A. Zavadil                             Tamer Husseini
___________________________________          ___________________________________
Printed Name                                 Printed Name

Vice President
and General Manager                          Chairman & CEO
___________________________________          ___________________________________
Title                                        Title

                                                                             10.